UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

Getaround, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40152	85-3122877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 24173
Oakland, California		94623
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 295-5725

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 9, 2024, Getaround, Inc. (the “Company”) received notice the New York Stock Exchange (“NYSE”) suspended trading of its common stock on the NYSE effective immediately and started the process to delist the Company's common stock from the NYSE. The start of the delisting process followed the NYSE’s determination under Rule 802.01B of the NYSE Listed Company Manual that the Company did not meet the continued listing standard that requires listed companies to maintain an average global market capitalization of at least $15 million over a period of 30 consecutive trading days. The Company had a right to appeal the determination to delist its common stock and filed a written request for such a review on July 23, 2024. On August 02, 2024, the Company notified NYSE that it determined to officially withdraw its request for a hearing.

On August 5, 2024, NYSE filed a Form 25 with the Securities and Exchange Commission to delist the Company’s common stock from listing and registration on NYSE effective on August 16, 2024.

The Company’s common stock and public warrants are quoted on the OTC Pink Market under the symbols “GETR” and “GETRW,” respectively.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 31, 2024, at the Company's Annual Meeting of Stockholders (the “Annual Meeting”) the Company's stockholders in attendance, constituting a quorum under the Amended and Restated Bylaws of the Company, voted on the following proposals (collectively, the “Proposals”) described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 3, 2024 (the “Proxy Statement”), to: (i) elect two Class I directors and two Class II directors to the Company’s Board of Directors (the “Board”); (ii) ratify the appointment of dbbmckennon as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (iii) approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of not less than 1-for-10 and not greater than 1-for-50, with the exact ratio and effective time of the reverse stock split, if any, to be determined in the sole discretion of the Board (the “Reverse Stock Split Proposal”); (iv) approve, for purposes of the rules of the New York Stock Exchange, the potential issuance of more than 19.99% of the Company’s outstanding common stock upon the conversion of the Company’s outstanding convertible notes following an adjustment to the conversion rate of the convertible notes (the “Convertible Note Share Issuance Proposal”); (v) approve, for purposes of the rules of the New York Stock Exchange, the potential issuance of more than 19.99% of the Company’s outstanding common stock upon the exercise of certain outstanding inducement grants (the “Inducement Grant Share Issuance Proposal”); (vi) approve the amendment and restatement of the Getaround, Inc. 2022 Equity Incentive Plan to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 4,000,000 shares and increase the annual evergreen percentage increase to the number of shares of common stock reserved for issuance thereunder (the “Equity Incentive Plan Proposal”); and (vii) authorize and approve a repricing of certain stock options issued under the Getaround, Inc. Amended and Restated 2010 Stock Plan and 2022 Equity Incentive Plan that are held by eligible service providers (the “Stock Option Repricing Proposal”).

At the Annual Meeting, all nominated directors were elected, and the stockholders also voted to ratify the appointment of dbbmckennon as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and to approve the Reverse Stock Split Proposal and the Convertible Note Share Issuance Proposal. The Inducement Grant Share Issuance Proposal, the Equity Incentive Plan Proposal and the Stock Option Repricing Proposal were not approved by the stockholders.

The final voting results with respect to each Proposal is as set forth below.

		For	Against	Abstain / Withhold	Broker Non-Votes
1.	Election of Directors
	Class I Nominees
	Bruno Bowden	17,332,228	—	30,636,823	11,873,244
	Ravi Narula	17,402,141	—	30,566,910	11,873,244
	Class II Nominees
	Eduardo Iniguez	40,733,544	—	7,235,507	11,873,244
	Jason Mudrick	40,821,044	—	7,148,007	11,873,244

2.	Ratification of Appointment of dbbmckennon	57,031,607	2,768,221	42,467	—

3.	Reverse Stock Split Proposal	49,867,737	9,702,597	271,961	—

4.	Convertible Note Share Issuance Proposal	45,860,693	2,082,442	25,916	11,873,244

5.	Inducement Grant Share Issuance Proposal	15,594,121	31,700,407	674,523	11,873,244

6.	Equity Incentive Plan Proposal	21,439,247	25,843,186	686,618	11,873,244

7.	Stock Option Repricing Proposal	21,426,423	26,501,610	41,018	11,873,244

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETAROUND, INC.

Date:	August 6, 2024	By:	/s/ Spencer Jackson
		Name: Title:	Spencer Jackson General Counsel & Secretary